Exhibit 10.3

second amendment to the oxford industries, inc.

deferred compensation plan

(As amended and restated effective June 13, 2012)

WHEREAS, Oxford Industries, Inc. (“Oxford”) sponsors the Oxford Industries, Inc. Deferred Compensation Plan (as amended and restated effective June 13, 2012) (the “Plan”); and

Whereas, Oxford desires to amend the Plan to modify the rate of employer matching contributions available under the Plan.

NOW THEREFORE, Oxford, pursuant to the approval of its Board of Directors, hereby amends the Plan as follows effective as of January 1, 2023:

1.Article III,  MATCHING CONTRIBUTIONS, is hereby amended to read as follows:

Unless otherwise determined by the Committee, Oxford shall credit the Account of each Eligible Employee who elects to defer the Minimum Deferral Amount for a Plan Year with a Matching Contribution equal to 5% of his or her Excess Compensation for such Plan Year.

2.Except as expressly modified by this Second Amendment to the Plan, all other terms and conditions of the Plan shall remain in full force and effect in accordance with the Plan.

IN WITNESS WHEREOF, Oxford has caused this Second Amendment to the Plan to be executed on the date set forth below.

OXFORD INDUSTRIES, INC.

By:   /s/ Suraj A. Palakshappa

Name:  Suraj A. Palakshappa

Title:    Member, Administrative Committee

Date: December 22, 2022

SGR/41712682.1